Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Magellan Petroleum Corporation (the "Company") on Form 10-Q for the quarterly period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Matthew R. Ciardiello, Vice President - Chief Financial Officer, Treasurer and Corporate Secretary of the Company, do hereby certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 12, 2015	/s/ Matthew R. Ciardiello
Matthew R. Ciardiello, Vice President - Chief Financial Officer, Treasurer, and Corporate Secretary
(as Principal Financial and Accounting Officer)